Credit Suisse Institutional Fund - Small Cap Growth Portfolio
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended April 30, 2004


Portfolio:			Credit Suisse Institutional
				Fund - Small Cap Growth Portfolio


Security:			Tessera Technologies


Date Purchased:			11/12/2003


Price Per Share:		$12.45


Shares Purchased
by the Portfolio *:		700


Total Principal Purchased
by the Portfolio *:		$8,715


% of Offering Purchased
by the Portfolio:		.0093%


Broker:				Lehman Brothers


Member:				CS First Boston






Security:			Corgentech, Inc.


Date Purchased:			2/11/2004


Price Per Share:		$15.32


Shares Purchased
by the Portfolio *:		1,100


Total Principal Purchased
by the Portfolio *:		$16,852


% of Offering Purchased
by the Portfolio:		.0220%


Broker:				Lehman Brothers


Member:				CS First Boston





Security:			Kinetic Concepts, Inc.


Date Purchased:			2/23/2004


Price Per Share:		$28.92


Shares Purchased
by the Portfolio *:		1,500


Total Principal Purchased
by the Portfolio *:		$43,380


% of Offering Purchased
by the Portfolio:		.0107%


Broker:				Merrill Lynch


Member:				CS First Boston